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                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                June 29, 1998
               Date of report (Date of earliest event reported)



                              MACKIE DESIGNS INC.
             (Exact Name of Registrant as Specified in Its Charter)


         Washington                     0-26524                91-1432133
      (State or Other           (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                            Identification Number)


                          16220 Wood-Red Road, N.E.
                        Woodinville, Washington  98072
             (Address of Principal Executive Offices) (Zip Code)

                                (425) 487-4333
                       (Registrant's Telephone Number,
                             Including Area Code)


      Former Name or Former Address, if Changed Since Last Report:  N/A

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to a Stock Purchase and Sale Agreement dated June 29, 1998 (the "Agreement"), Mackie Designs (Italy) S.r.L., a wholly owned subsidiary of Mackie Designs Inc. (the "Company"), acquired 100% of the capital stock of Radio Cine Forniture S.p.A., an Italian corporation ("RCF"). The majority of the RCF shares were purchased directly from the RCF shareholders with the remaining shares acquired by purchasing all of the capital stock of Novac S.R.L., an Italian holding corporation formed for the sole purpose of owning all other outstanding shares of RCF. None of the RCF shareholders, including Novac S.R.L., was related to the Company. Pursuant to Italian custom, the stock purchase was concluded on June 29, 1998, following the exchange of the letters attached as Exhibit 2.1 and dated November 8, 1997, April 30, 1998, June 25, 1998 and June 29, 1998, the aggregate of which constitutes the Agreement.

     The purchase price for the RCF stock consisted of $13,755,000 which was paid in cash at closing.

     In connection with this acquisition, the Company entered into a loan agreement with U. S. Bank, N.A., pursuant to which the Company borrowed $12,800,000. Of the amount borrowed, $12,500,000 bears interest at 7.813% per annum for nine months after which the rate may be adjusted, and $300,000 bears interest at a floating prime rate.

     RCF is a manufacturer of audio speakers and speaker components based in Reggio Emilia, Italy. The Company intends that the assets of RCF will continue to be used in their current capacity and that the RCF business will be carried on in like form.






ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS.

     (a)  Financial Statements of the Business Acquired

     It was impracticable to include the required financial statements in this report. The required financial statements will be filed by amendment on or before September 12, 1998.

     (b)  Pro Forma Financial Information

     It was impracticable to provide the required pro forma financial information in this report. The required pro forma financial information will be filed by amendment to this report on or before September 12, 1998.

     (c)  Exhibits

     Exhibit 2.1- Stock Purchase and Sale Agreement between the Company and Radio Cine Forniture (R.C.F.) S.p.A. consisting of letters dated November 8, 1997, April 30, 1998, June 25, 1998, and June 29, 1998 ("Agreement").
Confidential treatment has been requested of the Commission for certain portions of the Agreement. Pursuant to Item 601(b)(2) of Regulation S-K, the contents of Exhibits and Schedules to the Agreement have been omitted. The Company agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission, upon request.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MACKIE DESIGNS INC.


Date:  July 14, 1998                   /s/ William A. Garrard
                                       ------------------------------------
                                       William A. Garrard, Vice President -
                                              Chief Financial Officer